                                                                  Exhibit (a)(4)

                           OFFER TO PURCHASE FOR CASH

                                       BY

                                N.A.J. CO., LTD.
                                      FOR

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                         AND AMERICAN DEPOSITARY SHARES
                                       OF

                              AMWAY JAPAN LIMITED
                      AT (Yen)1,490 PER SHARE OF COMMON STOCK
        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE OUTSIDE OF JAPAN AT
           12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 1999,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, constitutes the "Offer") and other materials relating to the offer to purchase by N.A.J. Co., Ltd., a joint stock corporation (kabushiki kaisha) organized under the laws of Japan (the "Company") and an entity controlled, directly or indirectly, by the DeVos and Van Andel families and certain corporations, trusts and other entities established by or for the benefit of such families, of all the outstanding shares of the Common Stock, no par value (the "Common Stock"), and American Depositary Shares, each representing one-half of one share of Common Stock (the "ADSs" and, together with the Common Stock, the "Shares"), that are beneficially owned by the shareholders of Amway Japan Limited, a joint stock corporation (kabushiki kaisha) organized under the laws of Japan ("AJL"). The purchase price for each share of Common Stock will be (Yen)1,490 in cash (the "Common Stock Purchase Price"). The purchase price for each ADS purchased in the Offer will be (Yen)745 in cash (the "ADS Purchase Price" and, together with the Common Stock Purchase Price, the "Purchase Price"), which is equal to one-half of the Common Stock Purchase Price (because each ADS represents one-half of one share of Common Stock). The ADS Purchase Price will be payable in and converted into U.S. dollars using the noon buying rate in New York City for cable transfers of yen announced for customs purposes by the Federal Reserve Bank of New York on the date of settlement of the Offer in Japan (the "Common Stock Settlement Date"), which is presently anticipated to be not later than six trading days after the expiration of the Offer in Japan (or, if necessary for administrative convenience, on the business day next preceding the Common Stock Settlement Date). The ADSs are evidenced by American Depositary Receipts ("ADRs"). There will be deducted from the Purchase Price paid to each holder any U.S. backup withholding and Japanese income taxes which may be required to be withheld. The Offer is for all Shares of AJL or any lesser number of Shares tendered and not withdrawn. With respect to the Common Stock, the Offer will expire in Japan, unless extended, on December 17, 1999, and, with respect to the ADSs, it will expire outside of Japan, unless extended, at 12:00 midnight, New York City time, on December 17, 1999.

     WE ARE THE HOLDER OF RECORD OF ADSS HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR ADSS, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY. IT CANNOT BE USED BY YOU TO TENDER ADSS HELD BY US FOR YOUR ACCOUNT. ONLY ADSS MAY BE TENDERED INTO THE OFFER PURSUANT TO THE LETTER OF TRANSMITTAL. A HOLDER OF COMMON STOCK DESIRING TO ACCEPT THE OFFER SHOULD OBTAIN, OR, IF RESIDENT OUTSIDE OF JAPAN, REQUEST FROM ITS STANDING AGENT IN JAPAN, COPIES OF THE JAPANESE TENDER OFFER EXPLANATORY STATEMENT, THE JAPANESE COUNTERPART OF THE OFFER TO PURCHASE, AND THE TENDER OFFER APPLICATION FORM, THE JAPANESE COUNTERPART OF THE LETTER OF TRANSMITTAL, BY WHICH SUCH HOLDER MAY TENDER COMMON STOCK INTO THE OFFER. HOLDERS OF COMMON STOCK MAY NOT TENDER COMMON STOCK INTO THE OFFER PURSUANT TO THIS LETTER OF TRANSMITTAL. SEE "THE OFFER -- PROCEDURE FOR TENDERING SHARES" IN THE OFFER TO PURCHASE.

     Please instruct us on the attached instruction form as to whether you wish us to tender any or all of the ADSs we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. The Offer is not conditioned upon any minimum number of Shares being tendered or subject to any other conditions.

          2. The Offer and withdrawal rights will expire outside of Japan at 12:00 midnight, New York City time, on December 17, 1999, unless the Company extends the Offer.

          3. The Offer is for all outstanding Shares, unless a lesser number of Shares are tendered and not withdrawn.

          4. Only ADSs may be tendered into the Offer pursuant to this Letter of Transmittal. A holder of Common Stock desiring to accept the Offer should obtain, or, if resident outside of Japan, request from its standing agent in Japan, copies of the Japanese Tender Offer Explanatory Statement, the Japanese counterpart of the Offer to Purchase, and the tender offer application form, the Japanese counterpart of the Letter of Transmittal, by which such holder may tender Common Stock into the Offer. Holders of Common Stock may not tender Common Stock into the Offer pursuant to this Letter of Transmittal. See "The Offer -- Procedure for Tendering Shares" in the Offer to Purchase.

          5. Tendering holders of ADSs will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of the ADSs pursuant to the Offer, except that any U.S. backup withholding and Japanese income taxes, if any, will be withheld from the Purchase Price to be paid to each holder pursuant to the Offer. See "The Offer -- Acceptance for Payment of Shares and Payment of Purchase Price" in the Offer to Purchase and Instructions 7, 9 and 10 of the Letter of Transmittal.

     If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your ADSs, we will tender all such ADSs unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE LETTER OF TRANSMITTAL ON YOUR BEHALF ON OR PRIOR TO THE ADS EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE OUTSIDE OF JAPAN AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

     The Company is not making the Offer to, nor will it accept tenders from or on behalf of, holders of ADSs in any jurisdiction in which the Offer or its acceptance would violate the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by Morgan Stanley & Co. Incorporated, J.P. Morgan & Co., or Morgan Stanley Dean Witter Japan Limited or Nikko Salomon Smith Barney Limited or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM
                              WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                                       BY

                                N.A.J. CO., LTD.
                                      FOR

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                         AND AMERICAN DEPOSITARY SHARES
                                       OF

                              AMWAY JAPAN LIMITED
                      AT (Yen)1,490 PER SHARE OF COMMON STOCK
       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE OUTSIDE OF JAPAN AT
          12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 1999,
                        UNLESS THE OFFER IS EXTENDED.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, constitutes the "Offer"), in connection with the offer to purchase by N.A.J. Co., Ltd., a joint stock corporation (kabushiki kaisha) organized under the laws of Japan (the "Company") and an entity controlled, directly or indirectly, by the DeVos and Van Andel families and certain corporations, trusts and other entities established by or for the benefit of such families, of all the outstanding shares of the Common Stock, no par value (the "Common Stock"), and American Depositary Shares, each representing one-half of one share of Common Stock (the "ADSs" and, together with the Common Stock, the "Shares"), that are beneficially owned by the shareholders of Amway Japan Limited, a joint stock corporation (kabushiki kaisha) organized under the laws of Japan ("AJL"). The purchase price for each share of Common Stock will be
(Yen)1,490 in cash (the "Common Stock Purchase Price"). The purchase price for each ADS purchased in the Offer will be (Yen)745 in cash (the "ADS Purchase Price" and, together with the Common Stock Purchase Price, the "Purchase Price"), which is equal to one-half of the Common Stock Purchase Price (because each ADS represents one-half of one share of Common Stock). The ADS Purchase Price will be payable in and converted into U.S. dollars using the noon buying rate in New York City for cable transfers of yen announced for customs purposes by the Federal Reserve Bank of New York on the date of settlement of the Offer in Japan (the "Common Stock Settlement Date"), which is presently anticipated to be not later than six trading days after the expiration of the Offer in Japan (or, if necessary for administrative convenience, on the business day next preceding the Common Stock Settlement Date). The ADSs are evidenced by American Depositary Receipts ("ADRs"). There will be deducted from the Purchase Price paid to each holder any U.S. backup withholding and Japanese income taxes which may be required to be withheld. The Offer is for all Shares of AJL or any lesser number of Shares tendered and not withdrawn. With respect to the Common Stock, the Offer will expire in Japan, unless extended, on December 17, 1999, and, with respect to the ADSs, it will expire outside of Japan, unless extended, at 12:00 midnight, New York City time, on December 17, 1999.

     The undersigned hereby instruct(s) you to tender the number of ADSs indicated below or, if no number is indicated, all ADSs you hold for the account of the undersigned pursuant to the terms and subject to the conditions of the Offer.

               AGGREGATE NUMBER OF ADSS TO BE TENDERED BY YOU FOR
                        THE ACCOUNT OF THE UNDERSIGNED:

                       ____________________________  ADSS*

---------------
* Unless otherwise indicated, all of the ADSs held for the account of the undersigned will be tendered.

                                 SIGNATURE BOX

   Signature(s)

   Dated  , 1999

   Name(s) and Address(es)

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                                 (Please Print)

   Area Code and Telephone Number

   Taxpayer Identification or
   Social Security Number